UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 9, 2007
MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-19357 (Commission File Number)	16-0838627 (I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York (Address of principal executive offices)	14615 (Zip Code)
(585) 647-6400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Effective August 9, 2007, the Board of Directors of Monro Muffler Brake, Inc. (the “Company”) amended certain provisions (the “Amendment”) of the Company’s 2007 Stock Incentive Plan (the “Plan”), which Plan has been submitted to the Company’s shareholders for approval at the Company’s August 21, 2007 annual meeting of shareholders. The Amendment was effected in response to feedback the Company received from Institutional Shareholder Services (“ISS”). In particular, ISS viewed the Plan as permitting the Company to reprice options without shareholder approval and the number of shares of the Company’s Common Stock available for award under the Plan resulted in a potential transfer of shareholder value that exceeded ISS’ current guidelines. Pursuant to the Amendment, (i) Section 2.2 of the Plan has been amended to limit the aggregate number of shares of the Company’s common stock that may be issued pursuant to the Plan to 388,000 and (ii) Section 2.3 of the Plan has been deleted. The Amendment is attached hereto as Exhibit 99.1.
Item 9.01: Financial Statements and Exhibits
     (d) Exhibits.
     Exhibit 99.1 Amendment to 2007 Stock Incentive Plan dated August 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)
/s/Catherine D’Amico

Catherine D’Amico
Executive Vice President — Finance
Date: August 9, 2007

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